                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [X]  Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [ ]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to Rule 14a-12

                               KAHIKI FOODS, INC.
                (Name of Registrant as Specified in Its Charter)

 ______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

          _____________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

          _____________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          _____________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

          _____________________________________________________________________

     (5)  Total fee paid:

          _____________________________________________________________________

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

          _____________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

          _____________________________________________________________________

     (3)  Filing Party:

          _____________________________________________________________________

     (4)  Date Filed:

          _____________________________________________________________________

                               KAHIKI FOODS, INC.
                               1100 MORRISON ROAD
                                GAHANNA, OH 43230

                    Notice of Annual Meeting of Shareholders
                           to be held August 23, 2006

To the Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Kahiki Foods, Inc. ("Kahiki" or the "Company") will be held at the offices of the Company, 1100 Morrison Road, Gahanna, Ohio on August 23, 2006, at 10:00 a.m. (local time) for the following purposes:

     1. To set the number of Directors of the Company at six and to elect Directors, each Director to hold office until the next Annual Meeting of the Shareholders and until his successor shall be elected and shall qualify.

     2. To ratify the action of the Board of Directors in the selection of Plante & Moran, PLLC as independent auditors for the year ending March 31, 2007.

     3. To consider any other matters which may properly come before the meeting or any adjournment thereof.

     Accompanying this Notice of Annual Meeting is a form of Proxy, a Proxy Statement and a copy of the Company's Form 10-KSB Annual Report for the year ended March 31, 2006, all to be mailed on or about August 1, 2006.

     The stock transfer books for the Company will not be closed, but only Shareholders of record as of the close of business on July 21, 2006 will be entitled to notice of and to vote at the Meeting.

Columbus, Ohio                                By Order of the Board of Directors
August 1, 2006                                         Alan L. Hoover, President

                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MAIL YOUR PROXY AT ONCE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE. A RETURN ENVELOPE REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE IN MAILING YOUR PROXY. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE THE COMPANY UNNECESSARY EXPENSE.

                               KAHIKI FOODS, INC.
                               1100 Morrison Road
                               Gahanna, Ohio 43230

                                 PROXY STATEMENT

     This Proxy Statement is furnished to the Shareholders of Kahiki Foods, Inc., an Ohio corporation ("Kahiki" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on August 23, 2006, and any adjournment thereof. A copy of the Notice of Meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on August 1, 2006.

     Only the Shareholders of record at the close of business on July 21, 2006, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting. On the record date the Company had outstanding 3,811,698 Shares of Common Stock and 930,741 Shares of Series A Convertible Preferred Stock (collectively, the "Shares"), which are the only securities of the Company entitled to vote at the Meeting, each Share being entitled to one vote. The holders of a majority of the Shares, present in person or by proxy, will constitute a quorum at the Meeting.

     Directors of the Company will be elected by a plurality vote of the outstanding Shares present and entitled to vote at the Meeting. The affirmative vote of the holders of at least a majority of the outstanding Shares is required to ratify the selection of independent public accountants.

     Shareholders who execute proxies may revoke them by giving notice to the Secretary of the Company at any time before such proxies are voted. Attendance at the Meeting shall not have the effect of revoking a proxy unless the Shareholder so attending shall so notify the Secretary of the Meeting at any time prior to the voting of the proxy.

     Kahiki will bear the cost of the Meeting and the cost of soliciting proxies, including the cost of mailing and proxy material. In addition to solicitation by mail, Directors, officers and employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise.

     All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specific as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy intend to vote FOR the nominees for election as Directors of the Company listed below and in favor of the ratification of the selection of independent public accountants of the Company. The officers, Directors, and nominees for Directors of the Company are the beneficial owners of 52.42% of the Company's issued and outstanding Shares. Alice Tsao, who holds an aggregate of 44.91% of the Company's outstanding Common Shares, (36.09% of the Shares), has entered into an agreement to vote her shares for the election of Charles Dix (who is a representative of Townsends, Inc.). The officers, Directors, and nominees for

Directors of the Company have indicated that they will vote in favor of each nominee for director and in favor of the ratification of the selection of independent public accountants of the Company. Therefore, there is a substantial probability that each nominee will be elected and the ratification approved.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

                      BENEFICIAL OWNERSHIP OF COMMON SHARES

The following table sets forth as of July 21, 2006, certain information concerning stock ownership of all persons known by the Company to own beneficially five percent (5%) or more of the Company's outstanding Common Shares, and each director or nominees and all officers and directors as a group:

                                    Number of Common   Percent of
Name of Beneficial Owner            Shares Owned (1)   Class (1)
------------------------            ----------------   ---------
Estate of Michael C. Tsao
c/o Alice W. Tsao
1100 Morrison Road
Gahanna, Ohio 43230                   1,735,660(2)       29.30%

Alice W. Tsao
1100 Morrison Road
Gahanna, Ohio 43230                   1,735,660(2)       29.30%

Alan Hoover
1100 Morrison Road
Gahanna, Ohio 43230                     296,666           5.01%

Bradford M. Sprague
1636 Sherborne Lane
Powell, OH 43085                          5,400           0.09%

Charles Dix
30098 Southampton Bridge Road
Salisbury, Maryland 21804               932,741(4)       15.75%

John Dix
1550 Old Henderson Rd, Suite 202
Columbus, OH 43220                            0           0.00%


Allen J. Proctor
471 Highgate Avenue
Worthington, Ohio 43085                  11,500           0.19%

R. L. Richards
5598 Preston Mill Way
Dublin, OH 43017                          4,500           0.08%

Barron Partners LP
730 Fifth Ave., 9th Floor
New York, New York 10019              1,176,469(3)       19.86%

Townsends, Inc.
Suite 420
919 North Market Street
Wilmington, Delaware 18801              930,741(4)       15.71%

Officers and Directors as a Group
(12 persons)                          3,104,909          52.42%

(1) Unless otherwise provided, the stated number of shares are owned directly by the person named. Shares shown include the following shares subject to options currently exercisable: Ms. Tsao, 24,000 shares; Mr. Hoover, 180,666 shares; Mr. Sprague, 3,000 shares; Mr. Charles Dix, 2,000 shares; Mr. Proctor, 4,000 shares; and Mr. Richards, 3,000 shares.

(2) Michael C. Tsao and Alice W. Tsao were husband and wife. The listed shares include 700,660 shares owned directly by Alice W. Tsao and 1,035,000 shares owned by the Estate of Michael C. Tsao with respect to which Alice W. Tsao, as Executor, has the sole power to vote and dispose of such shares.

(3) Includes shares issuable upon the exercise of 294,117 $2.25 Warrants and 294,117 $3.00 Warrants.

(4) Includes 930,741 shares of Common Stock issuable to Townsends, Inc. upon conversion of a Series A Convertible Preferred Stock. Mr. Charles Dix is President of Townsends, Inc.

     1.   Election of Directors

     Under the Code of Regulations of the Company, the shareholders are to fix the number of Directors and elect Directors at the Annual Meeting of Shareholders to hold office until the next Annual Meeting or until their successors shall be elected and qualify. Proxies solicited by the Board of Directors, if properly signed and returned, will be voted in favor of fixing the number of Directors at six, and for the election of the six nominees listed below as Directors of the Company.

     The Board of Directors has no reason to believe that any nominee will become unavailable. However, in the event that any of the nominees should become unavailable, proxies solicited by the Board of Directors will be voted either for the election of substitute nominees designated by the Board of Directors or to fix the number of Directors at a number less than six (subject to the Code of Regulations of the Company) which will be equal to the number of nominees available for election.

The names of, and certain information with respect to, the persons nominated by the Board of Directors for election as Directors are as follows:

                                               Number of Common       Percentage of
                                             Shares Beneficially   outstanding Common
Name                  Age   Director Since        Owned (1)            Shares (1)
----                  ---   --------------   -------------------   ------------------
Alice W. Tsao          55        1982            1,735,660(2)            29.30%
Bradford M. Sprague    55        2004                5,400                0.09%
Charles Dix            43        2004              932,741(3)            15.75%
Allen Proctor          54        2004               11,500                0.19%
R.L. Richards          57        2004                4,500                0.08%
John Dix               64        2005                    0                0.00%

(1) (1) Shares shown include the following shares subject to options exercisable on July 21, 2006: Ms. Tsao, 24,000; Mr. Sprague, 3,000; Mr. Charles Dix, 2,000; Mr. Proctor, 4,000; and Mr. Richards, 3,000.

(2) The listed shares include 700,600 shares owned directly by Alice W. Tsao and 1,035,000 shares owned directly by the Estate of Michael C. Tsao with respect to which Alice W. Tsao as Executor, has the sole power to vote and dispose of such shares. Michael C. Tsao and Alice W. Tsao were husband and wife.

(3) Includes 930,741 shares of Common Stock issuable to Townsends, Inc. upon conversion of 930,741 shares of Series A Convertible Preferred Stock. Mr. Charles Dix is President of Townsends, Inc.

     ALICE W. TSAO has been our Vice-President, Secretary and a Director 1982. In August, 2005, Mrs. Tsao was named Chairman of the Board of Directors. She has an Associates Degree from Los Angeles Business College, with a major in computer science. Mrs. Tsao founded Kahiki with her deceased husband, Michael C. Tsao, and has been active in Kahiki's business for the past twenty years.

     BRADFORD M. SPRAGUE became a member of our Board of Directors in August, 2004. Since 2001, Mr. Sprague has been the owner/manager of Prism Municipal Advisors, a financial advisory firm located in Columbus, Ohio. For ten years prior to forming Prism Municipal Advisors, Mr. Sprague was the manager of A.G. Edwards & Sons, Inc.'s Columbus, Ohio public finance office. Mr. Sprague is chairman of our Board's Compensation Committee. Mr. Sprague earned an undergraduate degree from

Miami University and a Masters of Public Administrative from the Ohio State University.

     CHARLES DIX became a member of our Board of Directors in August, 2004. Since 1989, Mr. Dix has held various positions with Townsends, Inc., a Delaware based family-owned poultry corporation, currently as the President and Chief Operating Officer. Townsends, Inc. supplies chicken products to Kahiki at competitive prices. Mr. Dix received his BSBA in Management degree from Shippensburg University.

     ALLEN J. PROCTOR became a member of our Board of Directors in August, 2004. Since 2001, Dr. Proctor has been the principal of Allen Proctor Consulting, LLC, a Columbus Ohio based advisor to CEO's on strategic planning, financial reporting and investment oversight. Prior to forming Allen Proctor Consulting, LLC, Dr. Proctor was the Executive Director of the Ohio Police & Fire Pension Fund (1997-2001) and Vice President of Finance of Harvard University (1994-1997). Dr. Proctor's prior experience includes stints with the New York State Financial Control Board; Columbia University Graduate School of Business; Office of Management and Budget, City of New York; the Federal Reserve Bank of New York; and the International Bank for Reconstruction and Development. Dr. Proctor is a member of various non profit boards. Dr. Proctor is the chairman of our Board's Audit Committee. He received his A.B. degree from Harvard University and PhD in international trade and finance from the University of Wisconsin-Madison.

     R.L. RICHARDS became a member of our Board of Directors in August, 2004. Since 1978, Mr. Richards has been Trustee of the R. David Thomas Trust, in Dublin, Ohio. Mr. Richards also serves on the boards of Acceptance Insurance Companies, Inc., Fifth Third Bank, Columbus, Ohio Division and Stanley Steamer International, Inc. Mr. Richards is the chairman of our Board's Strategy Committee. Mr. Richards received a B.A., Economics and Political Science from Wittenberg University and J.D. from The Ohio State University - Michael E. Moritz College of Law.

     JOHN F. DIX became a member of our Board of Directors in August, 2005. Mr. Dix is the founder and President of Business Development Index Limited, Inc. Mr. Dix has over 30 years of industry leadership experience. Prior to founding Business Development Index Limited, Inc. in 1994, Mr. Dix served as Group Vice President of Borden Foods Corporation from 1977 to 1994. Since 1985 Mr. Dix has taught strategic planning in the MBA program at The Ohio State University. Also at The Ohio State University, Mr. Dix is the co-director of the Center for Excellence in Manufacturing Management. Mr. Dix has served on the board of directors of Acordia McElroy/Minister, Co., Lord, Sullivan & Yoder, Inc., Fiesta Salons, Inc., Excel Management Systems, Inc., Shared Resources, Inc., Trillium Health Care Products, Inc., and New Products Innovations, Inc. Mr. Dix graduated in 1963 from John Carroll University with a Bachelor of Science in Business Administration. He also completed the Harvard Business School, Program for Management Development in 1975.

     All Directors are elected at the Annual Meeting of the Shareholders to serve for one year or until their successors are duly elected and qualified. Security holders may send communications to our Directors in care of the Secretary at our corporate offices. All communications will be relayed to the Directors. Officers serve at the pleasure of the Board of Directors

     Outside Directors of the Company are paid $2,000 for each Board of Directors meeting personally attended and $1,000 for each committee meeting attended. No fees are paid to directors for actions taken in writing. The Board of Directors met five times during the fiscal year ended March 31, 2006. Each Director attended at least 75 percent of the meetings held. It is the Company's policy that all Directors attend the Annual Meeting. All Directors attended the last Annual Meeting.

Audit Committee

     The Audit Committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The Audit Committee also approves the appointment of the independent auditors for the next fiscal year, approves the services to be provided by the independent auditors and the fees for such services, reviews and approves the auditor's audit plans, reviews and reports upon various matters affecting the independence of the independent auditors, and reviews with the independent auditors the results of the audit and management's responses. Our Board of Directors has adopted a written charter for our Audit Committee.

     The Audit Committee is composed of Dr. Proctor, Mr. Richards and Mr. Sprague. All of the members of the Audit Committee are considered "independent" as independence for Audit Committee members is defined in applicable rules of the National Association of Securities Dealers' listing standards. The Board of Directors has determined that Allen Proctor is an audit committee financial expert as defined by Item 401(e) of Regulation S-B of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934. The Audit Committee met eight times during the year ended March 31, 2006.

Audit Committee Report

     The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended March 31, 2006. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The Audit Committee has also received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors' independence from our Company and its management. The Audit Committee reported its findings to our Board of Directors. The Audit Committee's report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not be deemed filed under such acts.

     Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on SEC Form 10-KSB for the fiscal year ended March 31, 2006 for filing with the SEC.

                                        Audit Committee
                                        Allen Proctor
                                        R.L. Richards
                                        Bradford Sprague

Other Committees

     The Compensation Committee is composed of Mr. Sprague, Mr. John Dix and Mr. Charles Dix. Our Compensation Committee is responsible for establishing our compensation plans. Its duties include the development with management of all benefit plans for our employees, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. The Compensation Committee met two times in the fiscal year ended March 31, 2006.

     In July, 2005, the Board of Directors named an Executive Committee consisting of Alice Tsao, R.L. Richards, Allen Proctor and Charles Dix. The Executive Committee was established to assist the Company's management team in the transition period following the sudden death of the Company's President and Chief Executive Officer, Michael Tsao. The Executive Committee met nine times in the fiscal year ended March 31, 2006.

     The Board of Directors has no standing nominating committee. The Company believes that, as a result of the role of the independent directors, as described below, it is not necessary to have a separate nominating committee at this time. Currently, four of our six Directors are independent as determined utilizing the standards for director "independence" set forth in applicable rules of the National Association of Securities Dealers' listing standards. The entire Board selects nominees for election as Directors by majority vote, thus ensuring approval of all Director nominees by a majority of the Company's independent Directors. In selecting nominees for Director, the Board does not operate pursuant to a charter.

     In selecting Director nominees, the Board will consider, among other factors, the existing composition of the Board and their evaluation of the mix of Board members appropriate for the perceived needs of the Company. The Board believes that continuity in leadership and Board tenure maximizes the Board's ability to exercise meaningful Board oversight. Because qualified incumbent Directors are generally uniquely positioned to provide shareholders the benefit of continuity of leadership and seasoned judgment gained through experience as a Director of the Company, the Board will generally consider as potential candidates those incumbent Directors interested in standing for re-election who they believe have satisfied Director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

     Generally, the Board will consider shareholder recommendations of proposed Director nominees if such recommendations are serious and timely received. To be timely, recommendations must be received in writing at the principal executive offices of the Company at least 120 days prior to the anniversary date of mailing of the Company's proxy statement for the prior year's annual meeting. In addition, any shareholder Director nominee recommendation must include the following information:

     - the proposed nominee's name and qualifications and the reason for such recommendation;

     - the name and record address of the shareholder(s) proposing such nominee;

     - the number of shares of stock of the Company which are beneficially owned by such shareholder(s); and

     - a description of any financial or other relationship between the shareholder(s) and such nominee or between the nominee and the Company.

In order to be considered by the Board, any candidate proposed by one or more shareholders will be required to submit appropriate biographical and other information equivalent to that required of all other Director candidates.

Compensation Committee Interlocks and Insider Participation

     None of our executive officers has served:

     - as a member of the compensation committee of another entity which has had an executive officer who has served on our compensation committee;

     - as a director of another entity which has had an executive officer who has served on our compensation committee; or

     - as a member of the compensation committee of another entity which has had an executive officer who has served as one of our directors.

Indemnification of Directors and Officers

     Our Amended Articles of Incorporation provide that Kahiki shall indemnify any Director or Officer (and may indemnify any other employee or agent of Kahiki or of any entity) who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of Kahiki or is or was serving at the request of Kahiki as a director, officer, trustee, employee or agent of another company, domestic or foreign, non-profit or for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Kahiki, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of Kahiki.

     Determination of rights to indemnification shall be made by a majority vote of a quorum of the directors, or by the court in which such action, suit or proceeding was brought.

     We may obtain and maintain liability insurance against liabilities of its directors, officers, employees and agents, sufficient to cover its obligations under these indemnification provisions, and may obtain such liability insurance for liabilities of such persons not subject to any obligations of Kahiki under these indemnification provisions.

     The indemnification provided thereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement or vote of shareholders or disinterested directors. In addition, if at any time the Ohio Revised Code ("Code") shall have been amended to authorize further elimination or limitation of the liability of directors or officers, then the liability of each director and officer of Kahiki shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the code require such action. The provision does not limit the right of Kahiki or its shareholders to seek injunctive or other equitable relief not involving payments in the nature of monetary damages.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Kahiki pursuant to the Articles of Incorporation, or otherwise, Kahiki has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Executive Officers

The following table provides information regarding each executive officer of the
Company:

         Name           Age                        Position
         ----           ---                        --------
Alice W. Tsao(1)         55   Vice President, Secretary and Chairman of the Board
Alan L. Hoover           51   President and Chief Executive Officer
Frederick A. Niebauer    56   Chief Financial Officer and Treasurer
Alfred Cheung            51   Vice President, Science & Technology

(1) Certain information concerning Alice Tsao is contained on the immediately preceding pages of this Proxy Statement.

     ALAN L. HOOVER joined us in May, 1999 as Senior Vice President, Sales and Marketing. Mr. Hoover became Acting President in July, 2005 upon the death of our founder and president, Michael Tsao, and was named President and Chief Executive Officer in November, 2005. Mr. Hoover was a Director from September, 1999 to August, 2005. Prior to joining us, Mr. Hoover was Vice President, National Accounts for Tenneco Packaging/Pressware in Columbus, Ohio. Mr. Hoover received his B.S. (Administrative Management) from Clemson University and his M.B.A. (Financial Management) from Benedictine University.

     FREDERICK A. NIEBAUER joined us in January, 2006 as our Chief Financial Officer and Treasurer. From 1997 to 2005, Mr. Niebauer was Vice
President-Finance, CFO, Treasurer and Secretary of Halcore Group, Inc., a Grove City, Ohio manufacturer of ambulances. Mr. Niebauer received his BSBA (accounting) from Gannon University and MBA from the University of Dayton. Mr. Niebauer is a certified public accountant.

     ALFRED CHEUNG joined us in 2003 as our Vice President, Operations and became Vice President, Science & Technology in November 2005. Mr. Cheung has over 25 years of experience in the food industry in research and development, quality management and food processing. From 1998 to 2003, Mr. Cheung was a lecturer with the University of Hong Kong, Graduate School, Food Industry Management and Marketing. Additionally, from 2001-2002, Mr. Cheung was a consultant to a franchisee of Yum! Brands (the parent company of KFC, Pizza Hut and Taco Bell), Hong Kong, and from 1998-2001, a consultant and director, Technical & Engineering Services of Tung Chun Company, Hong Kong. Mr. Cheung received his B.S. in food science degree from the University of Minnesota and his masters degree in food science from the University of Illinois.

EXECUTIVE COMPENSATION

The following table sets forth the amount accrued by the Company during Fiscal Years 2004, 2005 and 2006 for services rendered by our officers. This includes all compensation awarded to, earned by or accrued for the executive officers listed below during the periods in question.

                                                                         Awards
                                                                     ------------------
Name and Position            Year    Salary    Bonus(2)   Other(3)   Stock   Options(1)     Total
-----------------            ----   --------   --------   --------   -----   ----------   --------
Michael C. Tsao              2006   $ 53,924    $     0    $   593     0             0    $ 54,517
Chairman, President and      2005   $153,577    $     0    $ 9,340     0             0    $162,917
CEO                          2004   $135,000    $23,107    $ 9,318     0             0    $167,425

Alice W. Tsao                2006   $ 97,769    $     0    $ 4,157     0             0    $101,946
Chairman of Board, Vice      2005   $ 50,481    $     0    $12,265     0             0    $ 62,746
President and Secretary      2004   $ 55,000    $14,600    $12,381     0             0    $ 81,981

Alan Hoover                  2006   $167,236    $ 3,000    $ 1,789     0             0    $172,025
President, CEO and           2005   $155,176    $ 3,000    $ 7,453     0             0    $165,629
Senior Vice President        2004   $135,000    $23,107    $ 7,965     0             0    $166,072

Alfred Cheung                2006   $122,008    $ 3,000    $    71     0             0    $125,079
Vice President, Operations   2005   $111,662    $ 3,000    $ 7,965     0             0    $122,627
                             2004   $ 60,288    $20,100    $20,920     0       100,000    $101,308

Julia A. Fratianne           2006   $ 90,578    $ 3,000    $ 1,358     0             0    $ 94,936
CFO and Treasurer            2005   $110,538    $ 3,000    $ 7,847     0        25,000    $121,385
                             2004        N/A        N/A        N/A     0           N/A         N/A

(1) Number of shares issuable upon exercise of options granted during the fiscal year, adjusted for share dividends.

(2)  2004 bonus paid in 2005. 2005 bonus paid in 2006.

(3)  Includes car allowance, relocation bonus, and 401k match.

                                                           Number of Securities      Value of Unexercised in
                                                          Underlying Unexercised       the money options at
                     Shares Acquired                         Option at FY-End          FY-End Exercisable/
Name                   on Exercise     Value Realized   Exerciseable/Unexercisable        Unexercisable
----                 ---------------   --------------   --------------------------   -----------------------
Michael C. Tsao                            $     0             0/0                        $0/$0
Alan Hoover               60,000           $78,798             180,666/0                  $237,269/$0
Julia A. Fratianne                         $     0             0/0                        $0/$0
Alfred Cheung                              $     0             66,667/33,333              $64,667/$32,333
Alice Tsao                                 $     0             24,000/0                   $20,520/$0

Incentive Stock Option Plan

     In July, 2001, the Shareholders adopted and approved Kahiki's 2001 Non qualified and Incentive Stock Option Plan ("Plan"). Pursuant to the Plan, 600,000 common shares have been reserved for issuance upon the exercise of options. Options granted under the Plan may be either (1) options intended to constitute incentive stock options ("ISO's") under the Internal Revenue code of 1986 or (2) non qualified options. ISO's may be granted under the Plan to employees and officers of Kahiki. Non qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of Kahiki. The Plan is administered by the Board of Directors. The board, within the limitation of the Plan, determines the persons to whom options and awards may be granted, the number of shares to be covered by each option, the option purchase price per share and the manner of exercise.

     ISO's granted under the Plan may not be granted at a price of less than the fair market value of common shares on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of Kahiki). The aggregate fair market value of shares for which ISO's granted to any employee are exercisable for the first time by such employee during any calendar year may not exceed $100,000. Non qualified options granted under the plan may not be granted at a price less than the lesser of (1) the book value of share of common stock as of the end of the fiscal year immediately preceding the date of such grant, or (2) 80% of the fair market value of the common shares on the date of grant. Options granted under the Plan will expire not more than 10 years from the date of grant (5 years in the case of ISO's granted to persons holding 10% or more of the voting securities of Kahiki).

     All options granted under the Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. Options granted terminate within a specified period of time following termination of an optionee's employment or position as a director or consultant.

Compensation of Directors

     Outside Directors of the Company are paid $2,000 for each Board of Director's meeting personally attended and $1,000 for each committee meeting. No fees are paid to directors for actions taken in writing.

     Effective April 1, 2006, the Company entered into an employment agreement with Alan L. Hoover, President and Chief Executive Officer of the Company. The agreement has a term of three years and provides for an annual salary of $190,000. In the event Mr. Hoover's employment is terminated without cause prior to the end of the term of the agreement, he will be entitled to continue to receive his salary for a period of twelve months.

Certain Relationships and Related Transactions

     In December 2005, Kahiki wrote down the value of two company-owned vehicles to their remaining market value. The combined market values were slightly less than the remaining principal balance of the loans on the two vehicles. Kahiki then transferred ownership of the two vehicles to Alice Tsao, Chairwoman of the Board of Kahiki. Mrs. Tsao also took over the remaining principal balance on loans on the two vehicles, and traded in both vehicles on a new personal vehicle. Kahiki reimbursed Mrs. Tsao for the difference between the market value and the amount of the remaining loans on the vehicles.

     In 2002, Mrs. Tsao loaned Kahiki $150,000. It is unsecured, and was originally due in February 2005. Mrs. Tsao extended the loan to February 2006. It is now due. The loan is subordinated to some of Kahiki's other debt. We reached an agreement with Mrs. Tsao under which Kahiki is making monthly payments of principal of $10,000 on this loan. We expect to pay it off in March 2007.

     In December 2004 ($1,000,000) and in June 2005 ($1,000,000), Kahiki
received loans from Townsends, Inc. "(Townsends") under a convertible promissory note agreement. Mr. Charles Dix, a Director of Kahiki, is President of Townsends. In February 2006, Townsends converted the $2,000,000 of principal and $94,167 of accrued interest into 930,741 shares of Series A Convertible Preferred Stock at conversion price of $2.25 per share.

     In December 2004, Kahiki also entered into a poultry purchase agreement with Townsends and a finished product co-pack and storage agreement with Townsends. The poultry purchase agreement with Townsends requires Kahiki to purchase chicken from Townsends each week at market prices less $0.09 per pound, with a minimum price of $1.21 per pound and a maximum price of $1.81 per pound. Kahiki's purchases can vary from 20,000 pounds per week to 40,000 pounds per week but must average at least 30,000 pounds per week, measured quarterly. This is a take-or-pay contract. Kahiki maintains average purchases at the required level. We expect to be able to use the required average purchases in our weekly production. The contract extends to December 2007. Either Kahiki or Townsends may cancel the contract with one year's notice. Kahiki purchased $2,443,000 and $1,856,000 of chicken from Townsends in the fiscal years ended March 31, 2006 and 2005, respectively. Kahiki had a payable to Townsends of $73,000 and $43,000 at March 31, 2006 and 2005, respectively.

     Kahiki also maintains a co-pack agreement with Townsends. Under that agreement, Townsends may order and Kahiki must supply certain levels of product, made to Townsends' specifications and packaged under Townsends' private label for sale to food service operations. Kahiki's selling price to Townsends is limited by the contract to Kahiki's inventory cost plus a stated markup percentage. The contract extends to December 2007. Either Townsends or Kahiki may cancel the contract with thirteen months notice. Under this agreement, Kahiki sold $577,000 and $0 of its products to Townsends in the fiscal years ended March 31, 2006 and 2005, respectively. Kahiki had a receivable from Townsends of $144,000 and $0 at March 31, 2006 and 2005, respectively.

     In April 2006, Kahiki purchased a fryer and related equipment from Townsends for $100,000. Kahiki will use the fryer in its operations. Kahiki is paying for the fryer at $20,000 per month from April through August 2006.

     Kahiki's Board of Directors determined that the terms of the related party transactions were commercially reasonable based on available data at the dates of each of them. In particular, the Board of Directors considered the interest rates and payment terms of the Notes, the discount from market prices on chicken, and the then current market price of Kahiki's stock relating to the conversion privilege on the debt with Townsends.

     On August 9, 2004, our Board of Directors authorized the issuance of options to purchase 2,000 common shares each at an exercise price of $3.40 per share (the then current market price) to Dr. Winston Bash, Bob Binsky, and Charles Dix (each a director) 3,000 common shares each at an exercise price of $3.40 per share to Bradford Sprague and R.L. Richards (each a director and the chairman of the Compensation Committee and Strategy Committee, respectively); and 4,000 common shares at an exercise price of $3.40 per share to Allen Proctor (a director and chairman of the Audit Committee). Each option is exercisable through August 8, 2009.

     2.   Ratification of Selection of Auditors

     The Board of Directors has selected Plante & Moran, PLLC as auditors of the financial statements of the Company for its current fiscal year ending March 31, 2007. At the Meeting, the shareholders will vote upon a proposal to ratify the selection of Plante & Moran, PLLC as auditors. It is anticipated that a representative of Plante & Moran, PLLC will attend the meeting. No member of such firm, or any associate thereof, has any financial interest in the Company.

Audit Fees

     For fiscal years 2005 and 2006, the Company was billed by Plante & Moran, PLLC $35,126 (for fiscal year 2005) and $83,000 for fiscal year 2006), for professional services rendered for the audit of the Company's annual financial statements and services provided in their engagements for those fiscal years.

Tax Fees

     The Company was billed by GBQ Partners LLC $8,975 and $14,229 for fiscal years 2005 and 2006, respectively, and by Plante & Moran, PLLC $8,990 for fiscal year 2006, for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

     For fiscal year 2005, the Company was billed by GBQ Partners LLC $8,975 for business consulting services.

     The Board of Directors of the Company recommends a vote for the ratification of the selection of Plante & Moran, PLLC as auditors for the current fiscal year. All proxies solicited by the Board of Directors will be voted in accordance with the specifications on the term form of proxy. Where no specification is made, proxies will be votes "FOR" the ratification of the selection of Plante & Moran, PLLC as auditors of the Company for the current fiscal year.

     3.   Other Business

     The Board of Directors knows of no other business to be acted upon at the Meeting. However, if any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their best judgment.

Shareholder Proposals for the 2007 Annual Meeting

     Shareholder proposals to be presented at the 2007 Annual Meeting of Shareholders of Kahiki must received at Kahiki's executive offices at 1100 Morrison Road, Gahanna, Ohio 43230, addressed to the attention of the Secretary, by April 1, 2007, in order to be included in the proxy statement and form of proxy relating to such meeting.

                                  ANNUAL REPORT

     Kahiki's 2006 Form 10-KSB Annual Report is currently being mailed to shareholders. The Form 10-KSB Annual Report contains financial statements of Kahiki and the report thereon by Plante & Moran, PLLC, independent public accountants.

     The Prompt return of the Proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the Proxy and return it in the enclosed envelope.

                                        By Order of the Board of Directors
                                        Alan L. Hoover
                                        President

                                      PROXY

                               KAHIKI FOODS, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 23, 2006

     The undersigned hereby appoints Alice W. Tsao and Alan L. Hoover and either of them, proxies for the undersigned, with full power of substitution to represent the undersigned and to vote all of the ____________ Common Shares of Kahiki Foods, Inc. (the "Company")
which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the
Company, to be held on August 23, 2006, and at any and all adjournments thereof, upon the matters set forth in the Notice of such Meeting. In their discretion, the proxies are further authorized to vote upon such business as may properly come before the Meeting.

                                   ELECTION OF DIRECTORS

     The nominees for the Board of Directors are:

     Alice W. Tsao   Bradford M. Sprague   Charles Dix
     John F. Dix     R.L. Richards         Allen Proctor

(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.)
__________________________________________________________________________________________

__________________________________________________________________________________________

                      UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE
                           VOTED FOR THE PROPOSALS LISTED BELOW

1. Set the number of Directors at six and       2. Ratify the selection of Plante & Moran,
election of Directors for nominees (except as   PLLC as auditors of the Company for the
marked to the contrary above).                  current fiscal year ending March 31, 2007.

FOR   WITHHOLD AUTHORITY                        FOR   AGAINST   ABSTAIN
[ ]          [ ]                                [ ]     [ ]       [ ]

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR each of the proposals.

Date:             , 2006
      ------------


                                        --------------------------------------------------
                                        Signature


                                        --------------------------------------------------
                                        Signature


     Please sign here personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for a corporation.